Exhibit 10.8

ENDOCYTE, INC.
2010 EQUITY INCENTIVE PLAN
TIME-BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT

This Award Agreement (“Award Agreement”), dated as of __________ ___, 20___, is by and between Endocyte, Inc., a Delaware corporation (the “Company”), and ________ (“Participant”).  Unless otherwise defined herein, the terms defined in the Endocyte, Inc. 2010 Equity Incentive Plan (the “Plan”), shall have the same defined meanings in this Award Agreement.

I.          NOTICE OF GRANT

Participant:

                                      «First_Name» «Middle_Initial» «Last_Name»

The Company has granted the Participant an award of time-based restricted stock units ("RSUs"), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Number of RSUs:
Award Date:
Vesting Schedule: These RSUs shall vest in full on the business day before the first annual stockholder meeting following the date of grant.

II.          AGREEMENT

1.        Grant of Award.  As of the Award Date indicated in the Notice of Grant above, the Company hereby grants to Participant an award of RSUs (the “Award”), subject to the terms and conditions of the Plan, which is incorporated herein by reference, and this Award Agreement. Until the RSUs are actually settled and paid, each RSU represents an unfunded and unsecured obligation of the Company of an amount equal to the Fair Market Value of one Share, subject to the vesting and other restrictions, terms and conditions contained in this Award Agreement and the Plan.  Except as may be required by law, Participant is not required to make any payment (other than payments for taxes pursuant to the Plan) or provide any consideration other than the rendering of future services to the Company.

2.        General.  This Award does not entitle Participant to any rights of a holder of Common Stock, including dividends or voting rights.  Participant shall have no rights as a stockholder with respect to any Shares issuable in respect of such RSUs, until the RSUs are actually settled and paid in the form of Shares delivered to and held of record by Participant.

3.        Vesting. Unless otherwise provided in this Award Agreement or in the Plan, the RSUs shall become fully vested in one or more installments in accordance with the Vesting Schedule set forth in the Notice of Grant.

4.        Termination of Relationship as a Service Provider.  Except as set forth in Section 8 hereof, if the Participant ceases to be a Service Provider for any reason, all RSUs that are unvested as of the date that Participant ceases to be a Service Provider shall be cancelled and forfeited to the Company immediately after the Participant ceases to be a Service Provider.  Any unvested RSUs that are cancelled and forfeited to the Company shall automatically revert to the Plan.

5.        Change in Control.  Upon the occurrence of a Change in Control, the unvested RSUs will be considered fully vested and earned immediately prior to consummation of such Change in Control.

6.        Payment.  Except as provided otherwise in this Award Agreement, RSUs will be settled and paid as soon as practicable after the date on which they become vested, but in no event later than the 15th day of the

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third month following such date. The RSUs shall be settled and paid in Shares, in the amount of one Share for each vested RSU.

7.        Non-Transferability of RSUs.  Neither the RSUs nor any interest therein may be sold, pledged, assigned, hypothecated,  transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. Any purported sale, pledge, assignment, hypothecation, transfer or other disposition in violation of this Award Agreement or the Plan will be void and of no effect.  The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

8.        Accelerated Vesting.

a.     Change in Control.  In addition to the provisions made in Section 13 of the Plan for accelerated vesting in certain circumstances following a Change in Control, this RSU or substitute RSU will become fully vested if, following a Change in Control, the Participant is removed from the Board before the expiration of his or her then-current term or the Participant is not re-elected to serve as a Director upon expiration of his or her then-current term.  The accelerated vesting provisions of this Section 8(a) will not apply if the Participant voluntarily resigns from the Board or declines to be nominated to serve another term as Director.

b.     Resignation upon Request.  This RSU will become fully vested upon the Participant’s resignation as a Director if such resignation was requested by the Nominating and Corporate Governance Committee of the Board.

9.        Taxes.  In connection with the delivery of Shares as a result of the vesting of RSUs, Participant shall be required to satisfy any applicable tax withholding requirements by paying cash to the Company.

III.        OTHER TERMS

10.        Entire Agreement; Governing Law.  The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws but not the choice of law rules of Indiana.

11.        Notices.  All notices and other communications required or permitted under this Award Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company's executive offices in West Lafayette, Indiana, and if to Participant or his or her successor, to the residence address last furnished by Participant to the Company.  Notwithstanding the foregoing, the Company may authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail (e-mail). Participant agrees to notify the Company upon any change in Participant’s residence address.

12.        No Guarantee of Continued Service.  PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE AWARD WILL BE EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED OR BEING GRANTED THIS AWARD). PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

13.        Plan Controlling.  Subject to Section 18(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.  Participant acknowledges receipt of a copy of the Plan and has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel and fully understands all provisions of the Award Agreement and Plan. All decisions or interpretations of the Administrator upon any questions arising under the Plan or this Award Agreement are binding, conclusive and final.

14.        Acceptance and Agreement.  If Participant does not want to accept this Award, Participant must notify [______________] within sixty (60) days after the Award Date.  If Participant does not make such a notification, Participant will have accepted this Award and agreed to the terms and conditions set forth in this Award Agreement and in the Plan.

ENDOCYTE, INC.

By:
Name:
Title:

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